SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 14, 2008

Date of Report

(Date of Earliest Event Reported)

WESTERN SIERRA MINING CORP

(Exact name of Registrant as Specified in its Charter)

2750 Cisco Drive South

Lake Havasu City, Arizona  86403

(Address of Principal Executive Offices)

(928) 680-5513

___________________________________

(Registrant’s telephone Number)

                 Utah                                    1-1767                         85-0267213

                                                               (State or other jurisdiction         (Commission File             (IRS Employer

                                                                    of incorporation)                           Number)                 Identification No.)

ITEM  1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On the 5th day of May, 2008, the Company entered into an Asset Exchange Agreement with GoldRiver Exploration, LLC.  Under the terms of the Agreement, the Company will acquire a total of eight mines located in the Bradshaw mountain range in the State of Arizona in exchange for $50,000 cash and 50 million shares of the restricted common stock. Additional mines may be added over the next 30 days.

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On July 29th, 2007, we reported on Form 8K that we had entered into an agreement to acquire 78% of Pine Creek Mining, the owners of the Gold Basin Mine.  We made the initial payment requirements but were unable to meet our additional financial obligations under the purchase contract.  The contract was therefore terminated during the first quarter of 2008.  We continue to negotiate a working contract with the new owners of the Gold Basin mine but as yet have no definitive agreement.

ITEM  8.01 VOLUNTARY DISCLOSURE OF OTHER EVENTS

On May 5th, 2008, The Board of Directors appointed Mr. Raymond Wright as Chairman of the Board of Directors.

     A copy of the Articles of Organization are on file at the office of the Company and available for review during normal working hours.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(A) The required financial information is not included in this Report.

            (D)  The following exhibits are filed herewith:

                    Exhibit No.                                                                          Description

                        10.1                            Asset Exchange Agreement between Western Sierra Mining Corp. and Don L. Jenkins

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN SIERRA MINING CORP.

By:  /s/ Michael M. Chaffee, President

Michael M. Chaffee